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EXHIBIT 11.0

                              RLI CORP. AND SUBSIDIARIES

                          COMPUTATION OF PER SHARE EARNINGS
                FOR THE YEARS ENDED DECEMBER 31, 1993, 1994, AND 1995


                                                               1993                      1994             1995
                                                         (restated)                (restated)
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
Primary

Net earnings (loss)                                     $15,947,627              $(4,775,871)       $ 7,949,541
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Earnings (loss) per share                                     $2.10                   $(0.61)             $1.01
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Weighted average shares outstanding                       7,599,563                 7,786,004         7,849,799
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Fully Diluted

Net earnings (loss)                                     $15,947,627              $(4,775,871)       $ 7,949,541

Reduction of interest expense on assumed conversion
 of convertible debentures (net of tax)                     762,450                  Note (1)          Note (1)

Reduced amortization of deferred loan costs on assumed
 conversion of convertible debentures (net of tax)           37,091                  Note (1)          Note (1)
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Adjusted net earnings (loss)                            $16,747,168              $(4,775,871)       $ 7,949,541
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Earnings (loss) per share (1)                                 $2.00                   $(0.61)             $1.01
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Weighted average shares outstanding (1)                   7,599,563                 7,786,004         7,849,799

Dilutive effect of convertible debentures (2)               761,012                  Note (1)          Note (1)

Adjusted weighted average shares outstanding              8,360,575                 7,786,004         7,849,799
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

NOTES:
(1) Fully diluted earnings per share calculations are based on the weighted average number of shares of common stock and common stock equivalents outstanding for the period, assuming full conversion of all convertible debentures into common stock. Net earnings are adjusted for purposes of this calculation to eliminate interest and amortization of debt issuance costs on the convertible debentures net of related income taxes. When the conversion of convertible debentures increases the earnings per share or reduces the loss per share, the effect on earnings is antidilutive. Under these circumstances the fully diluted net earnings or net loss per share is computed assuming no conversion of the convertible debentures.

(2) On July 28, 1993, RLI Corp. issued $46 million in 6.0% convertible debentures which mature July 15, 2003. These debentures, unless previously redeemed, are convertible at the option of the holder at any time prior to maturity into RLI Corp. common stock at an adjusted conversion price of $26.00 per share, subject to adjustment in certain events. (See Note 4 in the "Notes to Consolidated Financial Statements" for additional information.)


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